Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2015 RESULTS
Affirms 2016 earnings guidance, updates forecasted 2016-2019 capital expenditures

MADISON, Wis. - February 22, 2016 - Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for 2015 and 2014 as follows:

	Adjusted (non-GAAP) EPS		GAAP EPS from
	from Continuing Operations		Continuing Operations
	2015	2014	2015	2014
Utilities, ATC and Corporate Services	$3.43	$3.35	$3.32	$3.35
Non-regulated and Parent	0.06	0.13	0.06	0.13
Alliant Energy Consolidated	$3.49	$3.48	$3.38	$3.48

“In 2015, we once again delivered solid financial and operational results,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “Consistent with our long-term earnings growth goal, our temperature normalized non-GAAP earnings per share increased by 5% over calendar year 2014. We will continue to balance operational and financial discipline, cost impact to customers and capital investments while striving to achieve our projected earnings growth rate of 5-7%.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $3.43 per share of non-GAAP EPS from continuing operations in 2015, which was $0.08 per share higher than 2014. The primary drivers of higher EPS were lower retail electric customer billing credits in 2015 and Duane Arnold Energy Center (DAEC) purchase power capacity charges at Interstate Power and Light Company (IPL) in 2014, and lower energy efficiency cost recovery amortizations at Wisconsin Power and Light Company (WPL). Higher year-over-year EPS was partially offset by higher electric transmission service expense at WPL, lower sales due to milder temperatures, and higher depreciation, interest expense, and employee benefits-related expense.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.06 per share of non-GAAP EPS from continuing operations in 2015, which was $0.07 per share lower than 2014. The primary driver of lower EPS was lower transportation earnings.

Earnings Adjustments - Non-GAAP EPS for 2015 excludes $0.07 per share of losses on sales of IPL’s Minnesota electric and gas distribution assets and $0.04 per share of voluntary employee separation charges. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Temperature Normalized Non-GAAP EPS - Alliant Energy’s estimate of temperature normalized non-GAAP EPS from continuing operations for fiscal year 2015 is $3.57. This estimate is calculated by adding $0.08 per share, which represents Alliant Energy’s estimate of the negative per share impact of temperatures in 2015 on electric and gas margins, to Alliant Energy’s non-GAAP EPS from continuing operations of $3.49, as shown in the table above. The comparable estimate of Alliant Energy’s temperature normalized non-GAAP EPS from continuing operations for fiscal year 2014 is $3.39 per share. The 2014 estimate is calculated by subtracting $0.09 per share, which represents Alliant Energy’s estimate of the positive per share impact of temperatures in 2014 on electric and gas margins, from Alliant Energy’s non-GAAP EPS from continuing operations of $3.48, as shown in the table above.

Details regarding GAAP EPS from continuing operations variances between 2015 and 2014 for Alliant Energy are as follows:

	2015	2014	Variance
Utilities, ATC and Corporate Services:
Lower retail electric customer billing credits at IPL	($0.13)	($0.39)	$0.26
Lower energy efficiency cost recovery amortizations at WPL	(0.02)	(0.23)	0.21
Higher electric transmission service expense at WPL			(0.18)
Estimated temperature impact on electric and gas sales	(0.08)	0.09	(0.17)
Capacity charges related to DAEC purchased power agreement in 2014 at IPL	—	(0.13)	0.13
Losses on sales of Minnesota electric and gas distribution assets in 2015 at IPL	(0.07)	—	(0.07)
Higher depreciation expense			(0.07)
Higher interest expense			(0.07)
Higher employee benefits-related expense			(0.07)
Lower generation operation and maintenance expenses			0.07
Dilution impact of shares issued in 2015			(0.06)
WPL retail electric fuel-related cost recoveries	0.03	(0.03)	0.06
Higher income tax expense			(0.05)
ATC return on equity reserves at WPL			(0.05)
Higher electric fuel-related rates at WPL			0.05
Voluntary employee separation charges			(0.04)
Higher estimated temperature-normalized retail electric sales			0.04
Other			(0.02)
Total Utilities, ATC and Corporate Services			($0.03)
Non-regulated and Parent:
Lower Transportation earnings			($0.04)
Other			(0.03)
Total Non-regulated and Parent			($0.07)

Lower retail electric customer billing credits at IPL - IPL is providing customer billing credits to its Iowa retail electric customers of $105 million in aggregate over the 2014-2016 period in connection with its approved Iowa retail electric base rate freeze through 2016. In 2015, IPL credited customer bills by $24 million. By comparison, the billing credits in 2014 only occurred from May through December and were $72 million.

Higher electric transmission service expense at WPL - Included in WPL’s base rate settlement for 2015 and 2016 was an increase in transmission expenses primarily due to the anticipated allocation of system support resource costs from the Presque Isle plant located in upper Michigan. Subsequent to the settlement, the Federal Energy Regulatory Commission (FERC) issued an order requiring the Midcontinent Independent System Operator, Inc. to change how it allocates those system support resource costs. As a result, the amount of transmission expenses billed to WPL in 2015 was lower than what was reflected in the settlement. WPL’s 2015 income statement reflects transmission expenses based on what was reflected in the base rate settlement. Since the Public Service Commission of Wisconsin (PSCW) approved escrow accounting treatment of transmission expenses, the difference between actual transmission expenses billed to WPL and those reflected in the settlement will accumulate in a regulatory liability and be refunded to customers in the future.

Losses on sale of Minnesota electric and gas distribution assets in 2015 at IPL - In 2015, IPL completed the sales of its Minnesota gas and electric distribution assets and received aggregate proceeds of approximately $140 million and a $2 million promissory note. The premium received over the book value of the property, plant and equipment sold was more than offset by tax-related regulatory assets associated with the Minnesota distribution assets, resulting in a $0.07 per share non-recurring charge recorded in 2015.

Voluntary employee separation charges - With Alliant Energy’s continued focus to keep costs manageable for its customers, it is reshaping the organization to be leaner. Approximately 2% of total Alliant Energy employees accepted voluntary separation packages, which resulted in charges of $0.04 per share recorded in 2015.

2016 Earnings Guidance

Alliant Energy is affirming its EPS guidance for 2016:

Utilities, ATC and Corporate Services	$3.55 - $3.80
Non-regulated and Parent	0.05 - 0.10
Alliant Energy Consolidated	$3.60 - $3.90

Drivers for Alliant Energy’s 2016 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 16%

The 2016 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2016 through 2019, which total approximately $5.0 billion, as follows (in millions). Such estimates do not reflect any potential impacts to Alliant Energy’s expenditures resulting from the purchase options available to certain electric cooperatives for a partial ownership interest in the proposed Riverside expansion, nor the additional capital expenditures related to Columbia Energy Center that WPL may incur related to the recent agreements entered into with Wisconsin Public Service Corporation and Madison Gas and Electric.

	2016	2017	2018	2019
Generation:
IPL’s Marshalltown Generating Station	$200	$10	$—	$—
WPL’s proposed Riverside Energy Center expansion	80	260	225	115
Environmental compliance	110	75	55	15
Other	190	165	125	160
Distribution:
Electric systems	300	425	515	565
Gas systems	200	225	195	160
Other	85	170	160	200
Total Capital Expenditures (a)	$1,165	$1,330	$1,275	$1,215

(a)
Cost estimates represent Alliant Energy’s estimated portion of total escalated construction expenditures and exclude allowance for funds used during construction (AFUDC) and capitalized interest, if applicable.

Earnings Conference Call

A conference call to review the 2015 results is scheduled for Tuesday, February 23rd at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through March 1, 2016, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 950,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to EGUs that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
developments that adversely impact the ability to implement the strategic plan, including unanticipated issues with new environmental control equipment for various fossil-fueled EGUs of IPL and WPL, IPL’s construction of Marshalltown, WPL’s proposed Riverside expansion, various replacements, modernization and expansion of IPL’s and WPL’s electric and gas distribution systems, Resources’ electricity output and selling price of such output from its Franklin County wind farm, and the potential decommissioning of certain EGUs of IPL and WPL;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal, including due to the bankruptcy of coal mining companies;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	impacts on equity income from unconsolidated investments due to potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the EPA and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the CCR rule, future changes in environmental laws and regulations, including the EPA’s regulations for CO2 emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas distribution safety regulations, such as those that may be issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with integration of a new customer billing and information system, which was completed in the first quarter of 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, RMT and Whiting Petroleum, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	access to technological developments;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting standards issued periodically by standard-setting bodies, including a new revenue recognition standard, which is currently expected to be adopted in 2018;

•	the impact of changes to production tax credits for wind farms;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	impacts of the extension of bonus depreciation deductions;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2016 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2016 earnings guidance and projected capital expenditures in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2015	2014	2015	2014	2015	2014
IPL	$1.65	$1.64	$0.09	$—	$1.74	$1.64
WPL	1.56	1.63	0.02	—	1.58	1.63
AE Transco Investments, LLC and Corporate Services	0.11	0.08	—	—	0.11	0.08
Subtotal for Utilities, ATC and Corporate Services	3.32	3.35	0.11	—	3.43	3.35
Non-regulated and Parent	0.06	0.13	—	—	0.06	0.13
EPS from continuing operations	3.38	3.48	0.11	—	3.49	3.48
EPS from discontinued operations	(0.02)	(0.02)	—	—	(0.02)	(0.02)
Alliant Energy Consolidated	$3.36	$3.46	$0.11	$—	$3.47	$3.46

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2015	2014	2015	2014	2015	2014
IPL	$186.0	$181.6	$11.3	$—	$197.3	$181.6
WPL	176.3	180.4	2.0	—	178.3	180.4
AE Transco Investments, LLC and Corporate Services	12.2	9.4	—	—	12.2	9.4
Subtotal for Utilities, ATC and Corporate Services	374.5	371.4	13.3	—	387.8	371.4
Non-regulated and Parent	6.2	14.1	—	—	6.2	14.1
Earnings from continuing operations	380.7	385.5	13.3	—	394.0	385.5
Loss from discontinued operations	(2.5)	(2.4)	—	—	(2.5)	(2.4)
Alliant Energy Consolidated	$378.2	$383.1	$13.3	$—	$391.5	$383.1

Adjusted, or non-GAAP, earnings for 2015 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss) Adjustments (in millions)	Non-GAAP EPS Adjustments
Utilities, ATC and Corporate Services:
Losses on sales of IPL’s Minnesota distribution assets	($8.3)	($0.07)
Voluntary employee separation charges	(5.0)	(0.04)
Total Utilities, ATC and Corporate Services	($13.3)	($0.11)

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2015	2014	2015	2014	2015	2014
IPL	$0.05	$0.17	$0.01	$—	$0.06	$0.17
WPL	0.21	0.30	—	—	0.21	0.30
AE Transco Investments, LLC and Corporate Services	0.03	0.02	—	—	0.03	0.02
Subtotal for Utilities, ATC and Corporate Services	0.29	0.49	0.01	—	0.30	0.49
Non-regulated and Parent	0.02	0.05	—	—	0.02	0.05
EPS from continuing operations	0.31	0.54	0.01	—	0.32	0.54
EPS from discontinued operations	(0.01)	—	—	—	(0.01)	—
Alliant Energy Consolidated	$0.30	$0.54	$0.01	$—	$0.31	$0.54

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2015	2014	2015	2014	2015	2014
IPL	$5.5	$18.9	$1.7	$—	$7.2	$18.9
WPL	24.2	32.6	0.1	—	24.3	32.6
AE Transco Investments, LLC and Corporate Services	3.0	2.5	—	—	3.0	2.5
Subtotal for Utilities, ATC and Corporate Services	32.7	54.0	1.8	—	34.5	54.0
Non-regulated and Parent	2.5	6.2	—	—	2.5	6.2
Earnings from continuing operations	35.2	60.2	1.8	—	37.0	60.2
Loss from discontinued operations	(1.1)	(0.2)	—	—	(1.1)	(0.2)
Alliant Energy Consolidated	$34.1	$60.0	$1.8	$—	$35.9	$60.0

Details regarding GAAP EPS from continuing operations variances between fourth quarter 2015 and fourth quarter 2014 for Alliant Energy’s operations are as follows:

	2015	2014	Variance
Utilities, ATC and Corporate Services:
Higher income tax expense (primarily due to timing and lower flow through tax benefits at IPL)			($0.14)
Lower retail electric customer billing credits at IPL	(0.03)	(0.14)	0.11
Estimated temperature impact on electric and gas sales	(0.08)	0.01	(0.09)
Higher electric transmission service expense at WPL			(0.05)
Higher energy efficiency cost recovery amortizations at WPL	—	(0.05)	0.05
Higher depreciation expense			(0.02)
Higher employee benefits-related expense			(0.02)
ATC return on equity reserves at WPL			(0.02)
Lower estimated temperature-normalized retail electric sales			(0.02)
Total Utilities, ATC and Corporate Services			($0.20)
Total Non-regulated and Parent			($0.03)

Adjusted, or non-GAAP, earnings for the fourth quarter of 2015 do not include the following items (after-tax) that were included in the reported GAAP earnings:

	Non-GAAP Income (Loss) Adjustments (in millions)	Non-GAAP EPS Adjustments
Utilities, ATC and Corporate Services:
Losses on sales of IPL’s Minnesota distribution assets	($1.5)	($0.01)
Voluntary employee separation charges	(0.3)	—
Total Utilities, ATC and Corporate Services	($1.8)	($0.01)

ALLIANT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$623.0	$622.7	$2,770.5	$2,713.6
Gas utility	93.1	152.7	381.2	517.5
Other utility	13.3	15.5	57.9	66.1
Non-regulated	10.7	13.2	44.0	53.1
	740.1	804.1	3,253.6	3,350.3
Operating expenses:
Electric production fuel and purchased power	190.8	193.6	837.7	877.2
Electric transmission service	117.6	113.9	485.3	447.5
Cost of gas sold	52.8	99.1	219.1	327.8
Other operation and maintenance:
Energy efficiency costs	12.7	22.5	61.4	96.1
Losses on sales of Minnesota electric and gas distribution assets	2.2	—	13.8	—
Voluntary employee separation charges	0.5	—	8.4	—
Other	157.8	158.7	545.9	568.9
Depreciation and amortization	101.4	99.7	401.3	388.1
Taxes other than income taxes	25.1	25.3	103.7	101.1
	660.9	712.8	2,676.6	2,806.7
Operating income	79.2	91.3	577.0	543.6
Interest expense and other:
Interest expense	47.6	45.7	187.1	180.6
Equity income from unconsolidated investments, net	(4.9)	(6.2)	(33.8)	(40.4)
Allowance for funds used during construction	(11.8)	(9.0)	(36.9)	(34.8)
Interest income and other	(0.3)	—	(0.7)	(1.8)
	30.6	30.5	115.7	103.6
Income from continuing operations before income taxes	48.6	60.8	461.3	440.0
Income tax expense (benefit)	10.9	(1.9)	70.4	44.3
Income from continuing operations, net of tax	37.7	62.7	390.9	395.7
Loss from discontinued operations, net of tax	(1.1)	(0.2)	(2.5)	(2.4)
Net income	36.6	62.5	388.4	393.3
Preferred dividend requirements of IPL	2.5	2.5	10.2	10.2
Net income attributable to Alliant Energy common shareowners	$34.1	$60.0	$378.2	$383.1
Weighted average number of common shares outstanding (basic and diluted)	113.3	110.8	112.7	110.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$0.31	$0.54	$3.38	$3.48
Loss from discontinued operations, net of tax	(0.01)	—	(0.02)	(0.02)
Net income	$0.30	$0.54	$3.36	$3.46
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$35.2	$60.2	$380.7	$385.5
Loss from discontinued operations, net of tax	(1.1)	(0.2)	(2.5)	(2.4)
Net income	$34.1	$60.0	$378.2	$383.1
Dividends declared per common share	$0.55	$0.51	$2.20	$2.04

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2015	2014
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$5.8	$56.9
Other current assets	821.0	986.2
Property, plant and equipment, net	9,519.1	8,938.4
Investments	346.3	344.9
Other assets	1,803.0	1,737.1
Total assets	$12,495.2	$12,063.5
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$313.4	$183.0
Commercial paper	159.8	141.3
Other current liabilities	886.1	890.4
Long-term debt, net (excluding current portion)	3,522.2	3,584.3
Other liabilities	3,689.6	3,624.0
Equity:
Alliant Energy Corporation common equity	3,724.1	3,438.7
Cumulative preferred stock of IPL	200.0	200.0
Noncontrolling interest	—	1.8
Total equity	3,924.1	3,640.5
Total liabilities and equity	$12,495.2	$12,063.5

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2015	2014
	(in millions)
Cash flows from operating activities	$871.2	$891.6
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(963.6)	(838.9)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(70.7)	(63.9)
Proceeds from Minnesota electric and natural gas distribution asset sales	139.9	—
Other	(24.8)	(14.9)
Net cash flows used for investing activities	(919.2)	(917.7)
Cash flows from (used for) financing activities:
Common stock dividends	(247.3)	(225.8)
Proceeds from issuance of common stock, net	151.2	—
Proceeds from issuance of long-term debt	250.7	812.9
Payments to retire long-term debt	(183.0)	(358.5)
Net change in commercial paper	18.5	(138.1)
Other	6.8	(17.3)
Net cash flows from (used for) financing activities	(3.1)	73.2
Net increase (decrease) in cash and cash equivalents	(51.1)	47.1
Cash and cash equivalents at beginning of period	56.9	9.8
Cash and cash equivalents at end of period	$5.8	$56.9

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2015	December 31, 2014
Common shares outstanding (000s)	113,459	110,936
Book value per share	$32.82	$31.00
Quarterly common dividend rate per share	$0.55	$0.51

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Utility electric sales (000s of MWh) (a)
Residential	1,592	1,867	7,271	7,697
Commercial	1,558	1,629	6,374	6,449
Industrial	2,818	2,941	11,735	11,821
Retail subtotal	5,968	6,437	25,380	25,967
Sales for resale:
Wholesale	951	877	3,614	3,586
Bulk power and other	177	59	1,228	335
Other	27	43	129	155
Total	7,123	7,416	30,351	30,043
Utility retail electric customers (at December 31) (b)
Residential	809,634	850,322
Commercial	137,870	139,138
Industrial	2,544	2,871
Total	950,048	992,331
Utility gas sold and transported (000s of Dth) (a)
Residential	7,197	9,371	26,672	31,718
Commercial	5,087	7,843	18,966	23,301
Industrial	905	1,333	2,997	3,710
Retail subtotal	13,189	18,547	48,635	58,729
Transportation / other	16,949	18,196	74,162	64,717
Total	30,138	36,743	122,797	123,446
Utility retail gas customers (at December 31) (b)
Residential	364,415	373,319
Commercial	44,613	46,180
Industrial	377	428
Total	409,405	419,927

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Electric margins	($11)	$1	($11)	$8
Gas margins	(5)	2	(4)	10
Total temperature impact on margins	($16)	$3	($15)	$18

	Quarter Ended December 31,			Year Ended December 31,
	2015	2014	Normal (c)	2015	2014	Normal (c)
Heating degree days (HDDs) (c)
Cedar Rapids, Iowa (IPL)	1,945	2,594	2,498	6,300	7,657	6,756
Madison, Wisconsin (WPL)	2,014	2,629	2,534	6,667	7,884	7,046
Cooling degree days (CDDs) (c)
Cedar Rapids, Iowa (IPL)	2	—	13	732	670	769
Madison, Wisconsin (WPL)	1	—	7	665	620	663
(a) In 2015, IPL completed the sales of its Minnesota electric and gas distribution assets. Following the electric sale, Minnesota electric sales were reported as wholesale versus retail.
(b) Customer count decreases were largely due to the sale of IPL’s Minnesota electric and natural gas distribution assets in 2015.
(c) HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.